Bank of America

Loan Agreement

Date of Agreement: November 4, 2010

Principal Amount:	$500,000.00	Account Number:	41-0000708959

Introduction. This Agreement dated and effective as of November 4, 2010, is entered into between Brekford Corp (the "Borrower") and Bank of America, N.A. (the "Bank"). The Borrower agrees to the following terms and conditions.

1. LINE OF CREDIT

1.1 Line of Credit Amount.

(a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Commitment") is Five Hundred Thousand and 00/100 Dollars ($500,000.00).

(b) This is a revolving line of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.

(c) The Borrower agrees not to permit the principal balance outstanding to exceed the Commitment. If the Borrower exceeds this limit, the Borrower will immediately pay the excess to the Bank upon the Bank's demand.

1.2 Availability Period. The line of credit is available between the date of this Agreement and April 29, 2011, or such earlier date as the availability may terminate as provided in this Agreement (the "Expiration Date").

The availability period for this line of credit will be considered renewed if and only if the Bank has sent to the Borrower a written notice of renewal for the line of credit (the "Renewal Notice"). If this line of credit is renewed, it will continue to be subject to all the terms and conditions set forth in this Agreement except as modified by the Renewal Notice. If this line of credit is renewed, the term "Expiration Date" shall mean the date set forth in the Renewal Notice as the Expiration Date, and all outstanding principal plus all accrued interest shall be paid on the Expiration Date. The same process for renewal will apply to any subsequent renewal of this line of credit. A renewal fee may be charged at the Bank's option. The amount of the renewal fee will be specified in the Renewal Notice. If this line of credit is not renewed, the Bank in its sole discretion may allow the outstanding balance to be repaid in installments over a term specified by the Bank at the time. The Borrower specifically understands that the interest rate applicable to the line of credit may be increased upon term-out and that the new interest rate will apply to the entire outstanding principal balance due hereunder. A transaction fee may be charged at the Bank's option. If so, the amount will be specified in the term-out notice.

1.3 Repayment Terms.

(a) The Borrower will pay interest on December 6, 2010, and then on the same day of each month thereafter until payment in full of any principal outstanding under this Agreement.

(b) The Borrower will repay in full any principal, interest or other charges outstanding under this Agreement no later than the Expiration Date.

1.4 Prepayments. The Borrower may prepay principal in full or in part at any time without the payment of a prepayment fee or premium. The prepayment will be applied to the most remote payment of principal due under this Agreement.

1.5 Interest Rate.

(a) The interest rate is a rate per year equal to the BBA LIBOR Daily Floating Rate plus 4 00 percentage point(s).

(b) The BBA LIBOR Daily Floating Rate is a fluctuating rate of interest which can change on each banking day. The rate will be adjusted on each banking day to equal the British Bankers Association LIBOR Rate ("BBA LIBOR") for U S. Dollar deposits for delivery on the date in question for a one month term beginning on that date. The Bank will use the BBA LIBOR Rate as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by the Bank from time to time) as determined at approximately 11 00 a m. London time two (2) London Banking Days prior to the date in question, as adjusted from time to time in the Bank's sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs If such rate is not available at such time for any reason, then the rate will be determined by such alternate method as reasonably selected by the Bank. A "London Banking Day" is a day on which banks in London are open for business and dealing in offshore dollars

2.	FEES AND EXPENSES

2.1 Fees.

(a) Loan Fee The Borrower agrees to pay a loan fee in the amount of Five Thousand and 00/100 Dollars ($5,000 00) This fee is due on the date of this Agreement

(b) Waiver Fee. If the Bank, at its discretion, agrees to waive or amend any terms of this Agreement, the Borrower will, at the Bank's option, pay the Bank a fee for each waiver or amendment in an amount advised by the Bank at the time the Borrower requests the waiver or amendment. Nothing in this paragraph shall imply that the Bank is obligated to agree to any waiver or amendment requested by the Borrower. The Bank may impose additional requirements as a condition to any waiver or amendment.

(c) Late Fee To the extent permitted by law, the Borrower agrees to pay a late fee in an amount not to exceed four percent (4%) of any payment that is more than fifteen (15) days late. The imposition and payment of a late fee shall not constitute a waiver of the Bank's rights with respect to the default.

2.2 Expenses. The Borrower agrees to immediately repay the Bank for expenses that include, but are not limited to, filing, recording and search fees, appraisal fees, title report fees, documentation fees, and all fees and taxes required by law in connection with providing the credit.

2.3 Reimbursement Costs. The Borrower agrees to reimburse the Bank for the cost of periodic field examinations of Borrower's books, records and collateral, and appraisals of the collateral, at such intervals as the Bank may reasonably require The actions described in this paragraph may be performed by employees of the Bank or by independent appraisers

3.	COLLATERAL

3.1 Personal Property. The personal property listed below now owned or owned in the future by the parties listed below will secure Borrower's obligations to the Bank under this Agreement The collateral is further defined in security agreement(s) executed by the owners of the collateral In addition, all personal property collateral owned by the Borrower securing this Agreement shall also secure all other present and future obligations of the Borrower to the Bank (excluding any consumer credit covered by the federal Truth in Lending law, unless the Borrower has otherwise agreed in writing or received written notice thereof). All personal property collateral securing any other present or future obligations of the Borrower to the Bank shall also secure this Agreement

(a) Equipment and fixtures owned by the Borrower.

(b) Inventory owned by the Borrower.

(c) Receivables owned by the Borrower.

4.	DISBURSEMENTS, PAYMENTS AND COSTS

4.1 Disbursements and Payments

(a) Each payment by the Borrower will be made in U.S. Dollars and immediately available funds by debit to a deposit account, as described in this Agreement or otherwise authorized by the Borrower. For payments not made by direct debit, payments will be made by mail to the address shown on the Borrower's statement or at one of the Bank's banking centers in the United States, or by such other method as may be permitted by the Bank.

(b) The Bank may honor instructions for advances or repayments given by the Borrower (if an individual), or by any one of the individuals authorized to sign loan agreements on behalf of the Borrower, or any other individual designated by any one of such authorized signers (each an "Authorized Individual").

(c) For any payment under this Agreement made by debit to a deposit account, the Borrower will maintain sufficient immediately available funds in the deposit account to cover each debit. If there are insufficient immediately available funds in the deposit account on the date the Bank enters any such debit authorized by this Agreement, the Bank may reverse the debit.

(d) Each disbursement by the Bank and each payment by the Borrower will be evidenced by records kept by the Bank. In addition, the Bank may, at its discretion, require the Borrower to sign one or more promissory notes.

(e) Prior to the date each payment of principal and interest and any fees from the Borrower becomes due (the "Due Date"), the Bank will mail to the Borrower a statement of the amounts that will be due on that Due Date (the "Billed Amount"). The calculations in the bill will be made on the assumption that no new extensions of credit or payments will be made between the date of the billing statement and the Due Date, and that there will be no changes in the applicable interest rate. If the Billed Amount differs from the actual amount due on the Due Date (the "Accrued Amount"), the discrepancy will be treated as follows:

(i) If the Billed Amount is less than the Accrued Amount, the Billed Amount for the following Due Date will be increased by the amount of the discrepancy. The Borrower will not be in default by reason of any such discrepancy.

(ii) If the Billed Amount is more than the Accrued Amount, the Billed Amount for the following Due Date will be decreased by the amount of the discrepancy.

Regardless of any such discrepancy, interest will continue to accrue based on the actual amount of principal outstanding without compounding. The Bank will not pay the Borrower interest on any overpayment.

4.2 Telephone Authorization.

(a) The Bank may honor telephone instructions for advances or repayments given, or purported to be given, by any one of the Authorized Individuals.

(b) Advances will be deposited in and repayments will be withdrawn from account number MD-446015625267 owned by the Borrower, or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower.

(c) The Borrower will indemnify and hold the Bank harmless from all liability, loss, and costs in connection with any act resulting from telephone instructions the Bank reasonably believes are made by any Authorized Individual. This paragraph will survive this Agreement's termination, and will benefit the Bank and its officers, employees, and agents.

4.3 Direct Debit.

(a) The Borrower agrees that on the Due Date the Bank will debit the Billed Amount from deposit account number **MD-446015625267** owned by the Borrower, or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower (the "Designated Account").

(b) The Borrower may terminate this direct debit arrangement at any time by sending written notice to the Bank. If the Borrower terminates this arrangement, then the principal amount outstanding under this Agreement will at the option of the Bank bear interest at a rate per annum which is one (1.0) percentage point higher than the rate of interest otherwise provided under this Agreement and the amount of each payment will be increased accordingly.

4.4 Banking Days. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close, or are in fact closed, in the state where the Bank's lending office is located, and, if such day relates to amounts bearing interest at an offshore rate (if any), means any such day on which dealings in dollar deposits are conducted among banks in the offshore dollar interbank market All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

4.5 Interest Calculation. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed This results in more interest or a higher fee than if a 365-day year is used. Installments of principal which are not paid when due under this Agreement shall continue to bear interest until paid.

4.6 Default Rate. Upon the occurrence of any default or after maturity or after judgment has been rendered on any obligation under this Agreement, all amounts outstanding under this Agreement, including any interest, fees, or costs which are not paid when due, will at the option of the Bank bear interest at a rate which is 6 0 percentage point(s) higher than the rate of interest otherwise provided under this Agreement This may result in compounding of interest This will not constitute a waiver of any default.

5. CONDITIONS

Before the Bank is required to extend any credit to the Borrower under this Agreement, it must receive any documents and other items it may reasonably require, in form and content acceptable to the Bank, including any items specifically listed below.

5.1 Authorizations. If the Borrower or any guarantor is anything other than a natural person, evidence that the execution, delivery and performance by the Borrower and/or such guarantor of this Agreement and any instrument or agreement required under this Agreement have been duly authorized

5.2 Governing Documents. If required by the Bank, a copy of the Borrower's organizational documents.

5.3 Guaranties. Guaranties signed by Scott D Rutherford ("Scott D. Rutherford") and Chandra B. Brechin ("Chandra B Brechin")

5.4 Security Agreements. Signed original security agreements covering the personal property collateral which the Bank requires.

5.5 Perfection and Evidence of Priority. Evidence that the security interests and liens in favor of the Bank are valid, enforceable, properly perfected in a manner acceptable to the Bank and prior to all others' rights and interests, except those the Bank consents to in writing All title documents for motor vehicles which are part of the collateral must show the Bank's interest

5.6 Payment of Fees. Payment of all fees, expenses and other amounts due and owing to the Bank. If any fee is not paid in cash, the Bank may, in its discretion, treat the fee as a principal advance under this Agreement or deduct the fee from the loan proceeds.

6. REPRESENTATIONS AND WARRANTIES

When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties Each request for an extension of credit constitutes a renewal of these representations and warranties as of the date of the request.

6.1 Formation. If the Borrower is anything other than a natural person, it is duly formed and existing under the laws of the state or other jurisdiction where organized

6.2 Authorization. This Agreement, and any instrument or agreement required hereunder, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

6.3 Good Standing. In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

6.4 Financial Information. All financial and other information that has been or will be supplied to the Bank is sufficiently complete to give the Bank accurate knowledge of the Borrower's (and any guarantor's) financial condition, including all material contingent liabilities Since the date of the most recent financial statement provided to the Bank, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of the Borrower (or any guarantor). If the Borrower is comprised of the trustees of a trust, the foregoing representations shall also pertain to the trustor(s) of the trust

6.5 Lawsuits. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower which, if lost, would impair the Borrower's financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank.

6.6 Other Obligations. The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as have been disclosed in writing to the Bank

6.7 Tax Matters. The Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year and all taxes due have been paid, except as have been disclosed in writing to the Bank.

6.8 No Event of Default. There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement.

6.9 Collateral. All collateral required in this Agreement is owned by the grantor of the security interest free of any title defects or any liens or interests of others, except those which have been approved by the Bank in writing

7. COVENANTS

The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

7.1 Use of Proceeds. To use the proceeds of the credit only for short term working capital

7.2 Financial Information. To provide the following financial information and statements in form and content acceptable to the Bank, and such additional information as requested by the Bank from time to time. The Bank reserves the right, upon written notice to the Borrower, to require the Borrower to deliver financial information and statements to the Bank more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement

(a) Within 120 days of Borrower's fiscal year end;

(i) The annual financial statements of Borrower certified and dated by an authorized financial officer These financial statements must be reviewed by a Certified Public Accountant acceptable to the Bank.

(ii) A detailed aging of the Borrower's receivables by invoice or a summary aging by account debtor

(iii) Debt Schedule for the Borrower

(iv) A properly completed personal financial statement of Scott D Rutherford and Chandra B. Brechin on the Bank's form with all questions fully answered and all schedules completed in their entirety, including all requested income/expense information, contingent liabilities disclosure, provided that, if the party providing the financial information uses his/her own automated financial statement, they may supplement the statement with supporting schedules, certifications or other details so that all information requested on the Bank's financial statement form is provided in lieu of using such form.

(v) Copies of the federal income tax return of Scott D Rutherford and Chandra B. Brechin, if requested by the Bank, copies of any extensions of the filing date

7.3 Other Debts. Not to have outstanding or incur any direct or contingent liabilities or lease obligations (other than those to the Bank), or become liable for the liabilities of others, without the Bank's written consent This does not prohibit:

(a) Acquiring goods, supplies, or merchandise on normal trade credit.

(b) Liabilities, lines of credit and leases in existence on the date of this Agreement disclosed in writing to the Bank

(c) If the Borrower is a natural person, additional debts of the Borrower as an individual for consumer purposes.

7.4 Other Liens. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns, except.

(a) Liens and security interests in favor of the Bank.

(b) Liens for taxes not yet due

(c) Liens outstanding on the date of this Agreement disclosed in writing to the Bank.

7.5 Maintenance of Assets.

(a) Not to sell, assign, lease, transfer or otherwise dispose of any part of the Borrower's business or the Borrower's assets except in the ordinary course of the Borrower's business

(b) Not to sell, assign, lease, transfer or otherwise dispose of any assets for less than fair market value, or enter into any agreement to do so

(c) Not to enter into any sale and leaseback agreement covering any of its fixed assets.

(d) To maintain and preserve all rights, privileges, and franchises the Borrower now has

(e) To make any repairs, renewals, or replacements to keep the Borrower's properties in good working condition

7.6 Loans. Not to make any loans, advances or other extensions of credit to any individual or entity except for extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business to non-affiliated entities

7.7 Change of Management. Not to make any substantial change in the present executive or management personnel of the Borrower

7.8 Change of Ownership. If the Borrower is anything other than a natural person, not to cause, permit, or suffer any change in capital ownership such that there is a material change, as determined by the Bank in its sole discretion, in the direct or indirect capital ownership of the Borrower

7.9 Additional Negative Covenants. Not to, without the Bank's written consent.

(a) Enter into any consolidation, merger, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company.

(b) Acquire or purchase a business or its assets.

(c) Engage in any business activities substantially different from the Borrower's present business.

(d) Liquidate or dissolve the Borrower's business.

7.10 Notices to Bank. To promptly notify the Bank in writing of

(a) Any event of default under this Agreement, or any event which, with notice or lapse of time or both, would constitute an event of default.

(b) Any change in the Borrower's name, legal structure, principal residence (for an individual), state of registration (for a registered entity), place of business, or chief executive office if the Borrower has more than one place of business

7.11 **Insurance**

(a) General Business Insurance To maintain insurance as is usual for the business it is in.

(b) Insurance Covering Collateral To maintain all risk property damage insurance policies (including without limitation windstorm coverage, and hurricane coverage as applicable) covering the tangible property comprising the collateral Each insurance policy must be for the full replacement cost of the collateral and include a replacement cost endorsement. The insurance must be issued by an insurance company acceptable to the Bank and must include a lender's loss payable endorsement in favor of the Bank in a form acceptable to the Bank

(c) Evidence of Insurance. Upon the request of the Bank, to deliver to the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force

7.12 Compliance with Laws. To comply with the laws (including any fictitious or trade name statute), regulations, and orders of any government body with authority over the Borrower's business. The Bank shall have no obligation to make any advance to the Borrower except in compliance with all applicable laws and regulations and the Borrower shall fully cooperate with the Bank in complying with all such applicable laws and regulations

7.13 Books and Records. To maintain adequate books and records

7.14 Audits. To allow the Bank and its agents to inspect the Borrower's properties and examine, audit, and make copies of books and records at any reasonable time. If any of the Borrower's properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, books and records.

7.15 Perfection of Liens. To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

7.16 Cooperation. To take any action reasonably requested by the Bank to carry out the intent of this Agreement

7.17 Bank as Principal Depository. To maintain the Bank or one of its affiliates as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts

8. DEFAULT AND REMEDIES

If any of the following events of default occurs, the Bank may do one or more of the following without prior notice declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately If an event which, with notice or the passage of time, will constitute an event of default has occurred and is continuing, the Bank has no obligation to make advances or extend additional credit under this Agreement. In addition, if any event of default occurs, the Bank shall have all rights, powers and remedies available under any instruments and agreements required by or executed in connection with this Agreement, as well as all rights and remedies available at law or in equity If an event of default occurs under the paragraph entitled "Bankruptcy," below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

8.1 Failure to Pay. The Borrower fails to make a payment under this Agreement when due.

8.2 Other Bank Agreements. Any default occurs under any other agreement the Borrower (or any Obligor) has with the Bank or any affiliate of the Bank For purposes of this Agreement, "Obligor" shall mean any guarantor, any party pledging collateral to the Bank, or, if the Borrower is comprised of the trustees of a trust, any trustor

8.3 Cross-default. Any default occurs under any agreement in connection with any credit the Borrower (or any Obligor) has obtained from anyone else or which the Borrower (or any Obligor) or any of the Borrower's related entities or affiliates has guaranteed

8.4 False Information. The Borrower or any Obligor has given the Bank false or misleading information or representations.

8.5 Bankruptcy. The Borrower, any Obligor, or any general partner of the Borrower or of any Obligor files a bankruptcy petition, a bankruptcy petition is filed against any of the foregoing parties, or the Borrower, any Obligor, or any general partner of the Borrower or of any Obligor makes a general assignment for the benefit of creditors.

8.6 Receivers. A receiver or similar official is appointed for any portion of the Borrower's or any Obligor's business, or the business is terminated, or, if any Obligor is anything other than a natural person, such Obligor is liquidated or dissolved

8.7 Revocation or Termination. If the Borrower is comprised of the trustee(s) of a trust, the trust is revoked or otherwise terminated or all or a substantial part of the Borrower's assets are distributed or otherwise disposed of.

8.8 Lien Priority. The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this Agreement (or any guaranty)

8.9 Judgments. Any judgments or arbitration awards are entered against the Borrower or any Obligor

8.10 Death. If the Borrower or any Obligor is a natural person, the Borrower or such Obligor dies or becomes legally incompetent, if the Borrower or any Obligor is a trust, a trustor dies or becomes legally incompetent; if the Borrower or any Obligor is a partnership, any general partner dies or becomes legally incompetent

8.11 Material Adverse Change. A material adverse change occurs, or is reasonably likely to occur, in the Borrower's (or any Obligor's) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit

8.12 Government Action. Any government authority takes action that the Bank believes materially adversely affects the Borrower's or any Obligor's financial condition or ability to repay

8.13 Default under Related Documents. Any default occurs under any guaranty, subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with this Agreement or any such document is no longer in effect, or any guarantor purports to revoke or disavow the guaranty

8.14 Other Breach Under Agreement. A default occurs under any other term or condition of this Agreement not specifically referred to in this Article This includes any failure or anticipated failure by the Borrower (or any other party named in the Covenants section) to comply with any financial covenants set forth in this Agreement, whether such failure is evidenced by financial statements delivered to the Bank or is otherwise known to the Borrower or the Bank

9. ENFORCING THIS AGREEMENT; MISCELLANEOUS

9.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied or another basis acceptable to the Bank.

9.2 Governing Law. This Agreement is governed by federal law To the extent that state law applies and is not preempted by federal law, then the laws of the State of Maryland apply To the extent that the Bank has greater rights or remedies under federal law, whether as a national bank or otherwise, this paragraph shall not be deemed to deprive the Bank of such rights and remedies as may be available under federal law

9.3 Successors and Assigns. This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent

9.4 <u>CONFESSION OF JUDGMENT</u>. THE BORROWER AUTHORIZES ANY ATTORNEY ADMITTED TO PRACTICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES OR ANY CLERK OF ANY COURT OF RECORD TO APPEAR ON BEHALF OF THE BORROWER IN ANY COURT IN ONE OR MORE PROCEEDINGS, OR BEFORE ANY CLERK THEREOF OR OTHER COURT OFFICIAL, AND TO CONFESS JUDGMENT AGAINST THE BORROWER IN FAVOR OF THE HOLDER OF THIS AGREEMENT IN THE FULL AMOUNT DUE UNDER THIS AGREEMENT (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS)

PLUS ATTORNEYS' FEES EQUAL TO FIFTEEN PERCENT (15%) OF THE TOTAL AMOUNT DUE, PLUS COURT COSTS, ALL WITHOUT PRIOR NOTICE OR OPPORTUNITY OF THE BORROWER FOR PRIOR HEARING. THE BORROWER AGREES AND CONSENTS THAT VENUE AND JURISDICTION SHALL BE PROPER IN THE CIRCUIT COURT OF ANY COUNTY OF THE STATE OF MARYLAND OR OF BALTIMORE CITY, MARYLAND, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND. THE BORROWER WIAVES THE BENEFIT OF ANY AND EVERY STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON THE BORROWER ANY RIGHT OR PRIVILEGE OF EXEMPTION, HOMESTEAD RIGHTS, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS THE HOLDER SHALL DEEM NECESSARY, CONVENIENT, OR PROPER.

9.5 Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THEY MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS AGREEMENT. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

9.6 Severability; Waivers. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing

9.7 Attorneys' Fees. The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and in connection with any amendment, waiver, "workout" or restructuring under this Agreement In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator In the event that any case is commenced by or against the Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys' fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case To the extent permitted by law, as used in this paragraph, "attorneys' fees" includes the allocated costs of the Bank's in-house counsel

9.8 Individual Liability. If the Borrower is a natural person, the Bank may proceed against the Borrower's business and non-business property in enforcing this and other agreements relating to this loan If the Borrower is a partnership, the Bank may proceed against the business and non-business property of each general partner of the Borrower in enforcing this and other agreements relating to this loan.

9.9 Joint and Several Liability. If two or more Borrowers sign this Agreement, each Borrower agrees that it is jointly and severally liable to the Bank for the payment of all obligations arising under this Agreement, and that such liability is independent of the obligations of the other Borrowers.

9.10 Set-Off.

(a) In addition to any rights and remedies of the Bank provided by law, upon the occurrence and during the continuance of any event of default under this Agreement, the Bank is authorized, at any time, to set off and apply any and all Deposits of the Borrower or any Obligor held by the Bank against any and all Obligations owing to the Bank. The set-off may be made irrespective of whether or not the Bank shall have made demand under this Agreement or any guaranty, and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable Deposits

(b) The set-off may be made without prior notice to the Borrower or any other party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Obligor) to the fullest extent permitted by law The Bank agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application

(c) For the purposes of this paragraph, "Deposits" means any deposits (general or special, time or demand, provisional or final, individual or joint) and any instruments owned by the Borrower or any Obligor which come into the possession or custody or under the control of the Bank. "Obligations" means all obligations, now or hereafter existing, of the Borrower to the Bank under this Agreement and under any other agreement or instrument executed in connection with this Agreement, and the obligations to the Bank of any Obligor.

9.11 One Agreement. This Agreement and any related security or other agreements required by this Agreement, collectively

(a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit;

(b) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit, and

(c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail

9.12 Indemnification. The Borrower will indemnify and hold the Bank harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Agreement or any document required hereunder, (b) any credit extended or committed by the Bank to the Borrower hereunder, and (c) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit This indemnity includes but is not limited to attorneys' fees (including the allocated cost of in-house counsel) This indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of the Borrower's obligations to the Bank All sums due to the Bank hereunder shall be obligations of the Borrower, due and payable immediately without demand

9.13 Notices. Unless otherwise provided in this Agreement or in another agreement between the Bank and the Borrower, all notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier to the addresses on the signature page of this Agreement, or to such other addresses as the Bank and the Borrower may specify from time to time in writing. Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U S mail, first class, postage prepaid, or (ii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered

9.14 Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

9.15 Counterparts. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement

9.16 Borrower Information; Reporting to Credit Bureaus. The Borrower authorizes the Bank at any time to verify or check any information given by the Borrower to the Bank, check the Borrower's credit references, verify employment, and obtain credit reports. The Borrower agrees that the Bank shall have the right at all times to disclose and report to credit reporting agencies and credit rating agencies such information pertaining to the Borrower and/or all guarantors as is consistent with the Bank's policies and practices from time to time in effect.

The Borrower executed this Agreement as of the date stated at the top of the first page, intending to create an instrument executed under seal.

SIGNATURES

Bank:

Bank of America, N.A.

By: ______________________
Authorized Signer, ~~Officer~~ OPS Analyst

Borrower

Brekford Corp.

By: ______________________ **(Seal)**
Chandra B. Brechin, Chief Executive Officer

By: ______________________ **(Seal)**
Scott G. Rutherford, President

Address where notices to the Bank are to be sent:

Bank of America, N.A.
Farmington - Attn: Document Retention
70 Batterson Park Road
Farmington, CT 06032
CT2-515-BB-03

Address where notices to the Borrower are to be sent:

Brekford Corp
7020 Dorsey Road, Suite C Building C
Hanover, MD 21076-1577

Federal law requires Bank of America, N.A. (the "Bank") to provide the following notice. The notice is not part of the foregoing agreement or instrument and may not be altered. Please read the notice carefully.

(1) USA PATRIOT ACT NOTICE

Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan. The Bank will ask for the Borrower's legal name, address, tax ID number or social security number and other identifying information. The Bank may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of the Borrower, guarantors or other related persons.

Bank of America

SECURITY AGREEMENT
(Multiple Use)

1 THE SECURITY. The undersigned Brekford Corp (the "Pledgor") hereby assigns and grants to Bank of America, N.A. its subsidiaries and affiliates (collectively,"Bank") a security interest in the following described property now owned or hereafter acquired by the Pledgor ("Collateral").

(a) All accounts, contract rights, chattel paper, instruments, deposit accounts, letter of credit rights, payment intangibles and general intangibles, including all amounts due to the Pledgor from a factor; rights to payment of money from the Bank under any Swap Contract (as defined in Paragraph 2 below), and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper

(b) All inventory, including all materials, work in process and finished goods

(c) All machinery, furniture, fixtures and other equipment of every type now owned or hereafter acquired by the Pledgor, (including, but not limited to, the equipment described in the attached Equipment Description, if any).

(d) All negotiable and nonnegotiable documents of title covering any Collateral.

(e) All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral

(f) All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral and all proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the Collateral and sums due from a third party which has damaged or destroyed the Collateral or from that party's insurer, whether due to judgment, settlement or other process

(g) All books data and records pertaining to any Collateral whether in the form of a writing, photograph, microfilm or electronic media, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory ("Books and Records")

2 THE INDEBTEDNESS The Collateral secures and will secure all Indebtedness of the Pledgor to the Bank. Each party obligated under any Indebtedness is referred to in this Agreement as a "Debtor." "Indebtedness" means all debts, obligations or liabilities now or hereafter existing, absolute or contingent of the Debtor or any one or more of them to the Bank, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly or acquired by the Bank by assignment or otherwise. Indebtedness shall include, without limitation, all obligations of the Debtor arising under any Swap Contract "Swap Contract" means any interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, securities puts, calls, collars, options or forwards or

any combination of, or option with respect to, these or similar transactions now or hereafter entered into between the Debtor and the Bank

3 PLEDGOR'S COVENANTS. The Pledgor represents, covenants and warrants that unless compliance is waived by the Bank in writing.

(a) The Pledgor will properly preserve the Collateral, defend the Collateral against any adverse claims and demands; and keep accurate Books and Records

(b) The Pledgor resides (if the Pledgor is an individual), or the Pledgor's chief executive office (if the Pledgor is not an individual) is located, in the state specified on the signature page hereof In addition, the Pledgor (if not an individual or other unregistered entity), is incorporated in or organized under the laws of the state specified on such signature page The Pledgor shall give the Bank at least thirty (30) days notice before changing its residence or its chief executive office or state of incorporation or organization The Pledgor will notify the Bank in writing prior to any change in the location of any Collateral, including the Books and Records

(c) The Pledgor will notify the Bank in writing prior to any change in the Pledgor's name, identity or business structure.

(d) Unless otherwise agreed, the Pledgor has not granted and will not grant any security interest in any of the Collateral except to the Bank, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature except the security interest of the Bank

(e) The Pledgor will promptly notify the Bank in writing of any event which affects the value of the Collateral, the ability of the Pledgor or the Bank to dispose of the Collateral, or the rights and remedies of the Bank in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.

(f) The Pledgor shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect the Bank's security interest (collectively, the "Collateral Costs"). Without waiving the Pledgor's default for failure to make any such payment, the Bank at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Indebtedness and bear interest at the rate set out in the Indebtedness. The Pledgor agrees to reimburse the Bank on demand for any Collateral Costs so incurred.

(g) Until the Bank exercises its rights to make collection, the Pledgor will diligently collect all Collateral

(h) If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, the Pledgor shall immediately deliver such document to the Bank, together with any necessary endorsements

(i) The Pledgor will not sell, lease, agree to sell or lease, or otherwise dispose of any Collateral except with the prior written consent of the Bank, provided, however, that the Pledgor may sell inventory in the ordinary course of business.

(j) The Pledgor will maintain and keep in force all risk insurance covering the Collateral against fire, theft, liability and extended coverages (including without limitation windstorm coverage, and hurricane coverage as applicable), to the extent that any Collateral is of a type which can be so insured Such insurance shall be in form, amounts, coverages and basis reasonably acceptable to the Bank, shall require losses to be paid on a replacement cost basis, shall be issued by insurance companies acceptable to the Bank and include a loss payable endorsement in favor of the Bank in a form acceptable

to the Bank. Upon the request of the Bank, the Pledgor will deliver to the Bank a copy of each insurance policy, or, if permitted by the Bank, a certificate of insurance listing all insurance in force.

(k) The Pledgor will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless the Pledgor first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by the Bank of the Collateral from such real property or fixture. Such written consent shall be in form and substance acceptable to the Bank and shall provide that the Bank has no liability to such owner, holder of any lien, or any other person.

4 ADDITIONAL OPTIONAL REQUIREMENTS The Pledgor agrees that the Bank may at its option at any time, whether or not the Pledgor is in default

(a) Require the Pledgor to deliver to the Bank (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters affecting the Collateral

(b) Examine the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time upon the property where any Collateral or any Books and Records are located

(c) Require the Pledgor to deliver to the Bank any instruments, chattel paper or letters of credit which are part of the Collateral, and to assign to the Bank the proceeds of any such letters of credit

(d) Notify any account debtors, any buyers of the Collateral, or any other persons of the Bank's interest in the Collateral

5. DEFAULTS Any one or more of the following shall be a default hereunder.

(a) Any Indebtedness is not paid when due, or any default occurs under any agreement relating to the Indebtedness, after giving effect to any applicable grace or cure periods

(b) The Pledgor breaches any term, provision, warranty or representation under this Agreement, or under any other obligation of the Pledgor to the Bank, and such breach remains uncured after any applicable cure period.

(c) The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in the Collateral

(d) Any custodian, receiver or trustee is appointed to take possession, custody or control of all or a substantial portion of the property of the Pledgor or of any guarantor or other party obligated under any Indebtedness.

(e) The Pledgor or any guarantor or other party obligated under any Indebtedness becomes insolvent, or is generally not paying or admits in writing its inability to pay its debts as they become due, fails in business, makes a general assignment for the benefit of creditors, dies, or commences any case, proceeding or other action under any bankruptcy or other law for the relief of, or relating to, debtors

(f) Any case, proceeding or other action is commenced against the Pledgor or any guarantor or other party obligated under any Indebtedness under any bankruptcy or other law for the relief of, or relating to, debtors.

(g) Any involuntary lien of any kind or character attaches to any Collateral, except for liens for taxes not yet due

(h) The Pledgor has given the Bank any false or misleading information or representations

6. BANK'S REMEDIES AFTER DEFAULT In the event of any default, the Bank may do any one or more of the following, to the extent permitted by law

(a) Declare any Indebtedness immediately due and payable, without notice or demand.

(b) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law

(c) Enforce the security interest of the Bank in any deposit account of the Pledgor maintained with the Bank by applying such account to the Indebtedness.

(d) Require the Pledgor to obtain the Bank's prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral consisting of inventory.

(e) Require the Pledgor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Bank in kind

(f) Require the Pledgor to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under the Bank's exclusive control

(g) Require the Pledgor to assemble the Collateral, including the Books and Records, and make them available to the Bank at a place designated by the Bank.

(h) Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Pledgor's equipment, if the Bank deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral

(i) Demand and collect any payments on and proceeds of the Collateral. In connection therewith the Pledgor irrevocably authorizes the Bank to endorse or sign the Pledgor's name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to the Pledgor and remove therefrom any payments and proceeds of the Collateral.

(j) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to the Pledgor

(k) Use or transfer any of the Pledgor's rights and interests in any Intellectual Property now owned or hereafter acquired by the Pledgor, if the Bank deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. The Pledgor agrees that any such use or transfer shall be without any additional consideration to the Pledgor. As used in this paragraph, "Intellectual Property" includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which the Pledgor has any right or interest, whether by ownership, license, contract or otherwise

(l) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. The Pledgor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment

(m) Take such measures as the Bank may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and the Pledgor hereby irrevocably constitutes and appoints the Bank as the Pledgor's attorney-in-fact to perform all acts and execute all documents in connection therewith.

(n) Without notice or demand to the Pledgor, set off and apply against any and all of the Indebtedness any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by the Bank or any of the Bank's agents or affiliates to or for the credit of the account of the Pledgor or any guarantor or endorser of the Pledgor's Indebtedness

(o) Exercise any other remedies available to the Bank at law or in equity.

7. <u>CONFESSION OF JUDGMENT</u>. THE PLEDGOR AUTHORIZES ANY ATTORNEY ADMITTED TO PRACTICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES OR ANY CLERK OF ANY COURT OF RECORD TO APPEAR ON BEHALF OF THE PLEDGOR IN ANY COURT IN ONE OR MORE PROCEEDINGS, OR BEFORE ANY CLERK THEREOF OR OTHER COURT OFFICIAL, AND TO CONFESS JUDGMENT AGAINST THE PLEDGOR IN FAVOR OF THE HOLDER OF THIS AGREEMENT IN THE FULL AMOUNT OF THE SECURED OBLIGATIONS THEN DUE AND OWING UNDER THE DEBT INSTRUMENT AND THIS AGREEMENT PLUS ATTORNEYS' FEES EQUAL TO FIFTEEN PERCENT (15%) OF THE TOTAL AMOUNT DUE, PLUS COURT COSTS, ALL WITHOUT PRIOR NOTICE OR OPPORTUNITY OF THE PLEDGOR FOR PRIOR HEARING. THE PLEDGOR AGREES AND CONSENTS THAT VENUE AND JURISDICTION SHALL BE PROPER IN THE CIRCUIT COURT OF ANY COUNTY OF THE STATE OF MARYLAND OR OF BALTIMORE CITY, MARYLAND, OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND. THE PLEDGOR WAIVES THE BENEFIT OF ANY AND EVERY STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON THE PLEDGOR ANY RIGHT OR PRIVILEGE OF EXEMPTION, HOMESTEAD RIGHTS, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE PLEDGOR SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS THE HOLDER SHALL DEEM NECESSARY, CONVENIENT, OR PROPER.

8. <u>Waiver of Jury Trial</u>. THE PARTIES TO THIS AGREEMENT WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THEY MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS AGREEMENT. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

9 <u>MISCELLANEOUS</u>.

(a) Any waiver, express or implied, of any provision hereunder and any delay or failure by the Bank to enforce any provision shall not preclude the Bank from enforcing any such provision thereafter.

(b) The Pledgor shall, at the request of the Bank, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as the Bank may reasonably deem necessary

(c) All notes, security agreements, subordination agreements and other documents executed by the Pledgor or furnished to the Bank in connection with this Agreement must be in form and substance satisfactory to the Bank

(d) This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. To the extent that the Bank has greater rights or remedies under federal law, whether as a national bank or otherwise, this paragraph shall not be deemed to deprive the Bank of such rights and remedies as may be available under federal law Jurisdiction and venue for any action or proceeding to enforce this Agreement shall be the forum appropriate for such action or proceeding against the Debtor, to which jurisdiction the Pledgor irrevocably submits and to which venue the Pledgor waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.

(e) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

(f) All terms not defined herein are used as set forth in the Uniform Commercial Code

(g) In the event of any action by the Bank to enforce this Agreement or to protect the security interest of the Bank in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, the Pledgor agrees to pay immediately the costs and expenses thereof, together with reasonable attorneys' fees and allocated costs for in-house legal services to the extent permitted by law

(h) In the event the Bank seeks to take possession of any or all of the Collateral by judicial process, the Pledgor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action

(i) This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between the Bank and the Pledgor shall be closed at any time, shall be equally applicable to any new transactions thereafter

(j) The Bank's rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by the Bank of any of the Indebtedness or the Collateral, the Bank thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but the Bank shall retain all rights and powers hereby given with respect to any of the Indebtedness or the Collateral not so assigned or transferred All representations, warranties and agreements of the Pledgor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of the Pledgor.

10. <u>FINAL AGREEMENT</u>. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

The parties executed this Agreement as of November 4, 2010 intending to create an instrument executed under seal.

BANK OF AMERICA, N.A.

By: ______________________
Authorized Signer, ~~Officer~~ DPS Analyst

Address for Notices:
Bank of America, N.A.
Farmington - Attn: Document Retention
70 Batterson Park Road
Farmington, CT 06032
CT2-515-BB-03

Brekford Corp.

By ______________________ (Seal)
Chandra B. Brechin, chief Executive Officer

By ______________________ (Seal)
Scott ~~D.~~ Rutherford, President

Pledgor's Location (principal residence, if the Pledgor is an individual, chief executive office, if the Pledgor is not an individual):

7020 Dorsey Road, Suite C Building C
Hanover, Maryland 21076-1577

Pledgor's state of incorporation or organization (if Pledgor is a corporation, partnership, limited liability company or other registered entity): Maryland